Exhibit 5.1

September 12, 2018

Harte Hanks, Inc.
9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216

Re:    Harte Hanks, Inc.
Registration Statement on Form S-8 – Inducement Award Agreements

Ladies and Gentlemen:
We have acted as counsel to Harte Hanks, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of (i) 57,474 shares (the “Issued Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), previously issued pursuant to Restricted Stock Award Agreements, Performance Unit Award Agreements, Restricted Stock Unit Award Agreements and Performance Stock Unit Award Agreements (collectively, the “Stock Award Agreements”), and (ii) 87,353 shares of Common Stock (together with the Issued Shares, the “Shares”) reserved for issuance upon the exercise of options granted pursuant to Non-qualified Stock Option Award Agreements (together with the Stock Award Agreements, the “Inducement Award Agreements”). We have examined the Inducement Award Agreements, the Certificate of Incorporation of the Company, as amended to date, the Bylaws of the Company, as amended to date, and such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.
Based upon the foregoing, we are of the opinion that the Shares, when issued by the Company in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.
The opinion set forth above is limited to the laws of Delaware General Corporation Law.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.
On Very truly yours,
/s/ Morgan, Lewis & Bockius LLP